Exhibit 99.1

Cyclacel Pharmaceuticals, Inc.
CYCLACEL PHARMACEUTICALS ANNOUNCES SUSPENSION OF QUARTERLY DIVIDEND
ON 6% CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
BERKELEY HEIGHTS, NJ, April 8, 2009 — Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; the “Company”) announced that its Board of Directors passed a resolution to suspend payment of but continue to accrue the quarterly cash dividend on the Company’s 6% Convertible Exchangeable Preferred Stock. Following this measure, along with previously announced reductions in expenditure, the Company projects that its cash resources are sufficient to fund operations into the second quarter of 2010. The Board of Directors will continue to evaluate the payment of a quarterly cash dividend on a quarterly basis.
About Cyclacel Pharmaceuticals, Inc.
Cyclacel is a biopharmaceutical company dedicated to the discovery, development and commercialization of novel, mechanism-targeted drugs to treat human cancers and other serious disorders. Three orally-available Cyclacel drugs are in clinical development. Sapacitabine (CYC682), a cell cycle modulating nucleoside analog, is in Phase 2 studies for the treatment of acute myeloid leukemia in the elderly, myelodysplastic syndromes, cutaneous T-cell lymphoma and lung cancer. Seliciclib (CYC202 or R-roscovitine), a CDK (cyclin dependent kinase) inhibitor, is in Phase 2 for the treatment of lung cancer and nasopharyngeal cancer. CYC116, an Aurora kinase and VEGFR2 inhibitor, is in Phase 1 in patients with solid tumors. Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn® Liquid and Numoisyn® Lozenges for xerostomia. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology, oncology and other therapeutic areas based on a portfolio of commercial products and a development pipeline of novel drug candidates.
Please visit www.cyclacel.com for additional information. Note: The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc. Numoisyn® and Xclair® are trademarks of Sinclair Pharma plc.
Risk Factors
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2008, as supplemented by the interim quarterly reports, filed with the SEC.

Contacts for Cyclacel Pharmaceuticals, Inc.: Investors:Corey Sohmer, (908) 517-7330 csohmer@cyclacel.com	Media/Press: Peter Steinerman, (516) 641-8959 PRSteinerman@aol.com
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www.cyclacel.com — info@cyclacel.com